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                              CONSULTING AGREEMENT


The following contains the terms of MEDICAL GENESIS' (MEDGEN) consulting agreement with American Medical Systems (the "Company"), which shall be for a period of one year effective as of September 1, 1999 and supersedes all other understandings between them:

1. MEDGEN shall perform Services in the Field for and on behalf of the Company, as directed by the Company, and which are generally described in Exhibit A.

2. In rendering Services to the Company, MEDGEN shall act as an independent contractor and not as an employee of the Company. MEDGEN will pay all taxes and be responsible for all employer obligations.

3. MEDGEN'S compensation for rendering Services to the Company is set forth in Exhibit B.

4. In consideration of MEDGEN'S retention as a consultant by the Company, MEDGEN hereby agrees as follows:

         a. It understands that the Company possesses or has rights to information in the Field, including information developed by MEDGEN in the course of performing Services for the Company (including, without limitation, know-how, formulas, processes, product ideas, inventions, and other technical, business and financial plans, forecasts, strategies and information), including any information derived therefrom, is referred to as "Proprietary Information".

         b. At all times, MEDGEN agrees: (i) to hold the Proprietary Information in confidence and to take all necessary precautions to protect Proprietary Information; and (ii) not to divulge such Proprietary Information to any employee or other person unless they have a legitimate "need to know" and have entered into an appropriate agreement to protect the confidentiality of the Proprietary Information.

         c. The foregoing shall not apply with respect to information MEDGEN can document (i) is in the public domain through no improper action or inaction by MEDGEN, or any agent or employee, (ii) was in MEDGEN'S possession or known by MEDGEN prior to receipt from the Company; (iii) was rightfully disclosed to MEDGEN by another person without restriction, or (iv) was previously independently developed by MEDGEN

         d. MEDGEN hereby assigns to the Company any rights MEDGEN may have or acquire in such Proprietary Information.

         e. MEDGEN shall return to the Company all materials and property containing Proprietary Information when requested by the Company.

         f. Any inventions which MEDGEN develops or co-develops in the performance of Services in whole or in part, shall be the sole property of the Company, and its successors or assigns shall be the sole owner of all intellectual property rights in




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              connection therewith MEDGEN hereby assigns to the Company any rights MEDGEN may have or acquire in such inventions.

         g. MEDGEN will assist the Company in every proper way to obtain and enforce intellectual property rights in the inventions worldwide, and will execute all documents reasonably appropriate for this purpose. This obligation shall survive the termination of this Agreement. In the event that the Company is unable to secure an authorizing signature to any document reasonably appropriate for the foregoing, MEDGEN hereby designates and appoints the Company and its duly authorized officers and agents, as by agents and attorneys-in-fact for the purpose of executing and filing any such document and doing all other lawfully permitted acts to accomplish the foregoing with the same legal force and effect as if executed by MEDGEN.

         h. During the term of this Agreement and for one year thereafter, MEDGEN will not engage in any business which competes with the actual or demonstrably anticipated business of the Company, either directly or indirectly. During the term of this Agreement and for a period of one year thereafter, MEDGEN agrees not to solicit or hire any employees of the Company to work for an employer which competes with the Company.

5. MEDGEN represents that its performance of the terms of this Agreement will not violate any agreements or obligations MEDGEN may have to any third party and MEDGEN further represents that it will not use the Proprietary Information of any third party in the course of rendering Services to the Company nor will it disclose any such information to the Company.

6. The Company or MEDGEN may terminate this Agreement after three months from the date of signing at any time, with or without cause, upon thirty (30) days written notice; provided, however, the provisions of Paragraph 4 shall survive any termination of this Agreement. The Agreement can be extended month to month with consent of both parties under the same terms after the initial contract period ends.

7. This Agreement may only be amended or waived in writing. No failure or delay in enforcing any right will be deemed a waiver.

MEDICAL GENESIS                                 ACCEPTED AND AGREED TO:
19756 N.E. 127TH PLACE
WOODINVILLE, WA  98072                          AMERICAN MEDICAL SYSTEMS


/s/ Christopher H. Porter                       /s/ Douglas W. Kohrs
--------------------------------                --------------------------------
Christopher H. Porter                           Douglas W. Kohrs
President                                       President and CEO

         Sept 24, 1999                                   9/24/99
--------------------------------                --------------------------------
Date                                            Date



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                                    EXHIBIT A

DESCRIPTION OF SERVICES

During the term of Services for the Company, MEDGEN will agree to consult up to
2.5 days per month. In general, the work that will be performed will include:

         - Analysis of business opportunities (including on-site due diligence)
         -        Internal review of R&D projects and functions
         -        Assist in strategic planning
         -        Personnel interviews and assessment
         -        General advice and guidance

DESCRIPTION OF FIELD

MEDGEN'S services during this period will be confined to the Field of:

         Current AMS products and future AMS products contemplated over the next year. The Company understands there may be potential conflicts with products or relationships that MEDGEN has with others and those are called out below and override section 4(h).

         a.       Use of focused ultrasound for treatment of incont (Therus)
         b.       Tools used in suspension procedures (Inlet)
         c.       Non-invasive urological products (SRS)*
         d.       Radiation therapy (Proxima)



                                    EXHIBIT B

MEDGEN will be compensated for consulting services as follows:

         $3,500 per month as a retainer.

         $1,400 per day for days over and above 2.5 days per month.

         All reasonable expenses incurred as a result of the assignment.



*        E-Stim, Bio-feedback, Uretheral inserts, Bladder Scanner, Software,
         Catheters.


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